AMENDMENT TO PERFORMANCE UNIT AWARD AGREEMENT
THIS AGREEMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.
     THIS FIRST AMENDMENT made as of the                      day of                     , 200                      is made to the Performance Unit Award Agreement dated                      , 200                      and the Performance Unit Award Agreement dated                    , 200                      (collectively, the “Agreement”) by and between Goodrich Corporation, a New York corporation (the “Company”), and                      (the “Employee”). For purposes of this Amendment, all capitalized terms not defined herein shall have the meanings ascribed thereto under the terms of the Goodrich Corporation 2001 Equity Compensation Plan (as amended, the “Plan”) or the Agreement, unless otherwise noted.
     WHEREAS, the Company and the Employee desire to mutually amend the Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained in this agreement, the Company and the Employee agree as follows:
I.
     Section 3 of the Agreement is hereby deleted and the following inserted in lieu thereof:
3.	Unit Value Measurement. Except as otherwise provided in section 7 below, the aggregate value of the Participant’s Units (the “Benefit Amount”) shall be determined as of the last day of the Term, and shall be equal to the product of the number of Units then covered under this Agreement and the fair market value of one share of the Common Stock, as calculated pursuant to Section 14 of the Plan, as of the last day of the Term.
II.
     The first sentence of Section 4 of the Agreement is hereby deleted and the following inserted in lieu thereof:
Except as otherwise provided in Section 6 and Section 7 below, the Employee shall be entitled to a benefit payment under this Agreement equal to the specified percentage (the “Earned Percentage”) of the Benefit Amount.
III.
     Section 5 of the Agreement is hereby deleted and the following inserted in lieu thereof:
5.	Benefit Payment. The benefit payment due to the Employee under this Agreement shall be paid to the Employee (or, if the Employee is deceased, the Employee’s beneficiary, as defined in Section 8) in a lump sum cash payment, subject to the provisions of Section 9 below. Except as otherwise provided in

Section 7 below, such payment shall be paid by the Company as soon as practicable after the last date of the Term but, in any event, on or before March 15 of the year immediately following the end of the Term.
IV.
Section 6(a) of the Agreement is hereby deleted and the following inserted in lieu thereof:
     (a) Retirement, Death or Disability. If the Employee’s employment with the Company terminates due to retirement, death or permanent and total disability, then the amount of benefit otherwise payable to the Employee (or, if the Employee is deceased, the Employee’s beneficiary, as defined in Section 8) hereunder shall be reduced by multiplying such amount by a fraction, the numerator of which shall be the number of months (rounded upward to the nearest month) of employment that the Employee has completed with the Company during the Term and the denominator shall be 36. For the purpose of this Section 6(a), the Employee shall be treated as having retired if the Employee terminates employment with the Company at any time after the Employee is eligible for early retirement as provided under the terms of the Goodrich Corporation Employees’ Pension Plan (or would be eligible for early retirement under such plan if the Employee was a participant in such plan or as provided in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of such termination.
V.
Section 6(b) of the Agreement is hereby deleted and the following inserted in lieu thereof:
     (b) Other Termination of Employment. Except as provided in Section 7 below, if the Employee’s employment is terminated prior to the last day of the Term for any reasons other than retirement, death or permanent and total disability, then the Employee will not be entitled to the payment of any benefit under this Agreement.
VI.
Section 6(c) of the Agreement is hereby deleted and the following inserted in lieu thereof:
     (c) Cause. Notwithstanding any provisions of this Agreement to the contrary, if the Employee’s employment with the Company or any of its subsidiaries is terminated for “cause”, as defined in this Section 6(c), the Committee may, in its sole discretion, immediately cancel the Units granted under this Agreement. For the purpose of this Agreement, other than for the purpose of Section 7, “cause” shall mean a termination of employment by the Company due to (i) the violation by the Employee of any rule, regulation, or policy of the Company, including the Company’s Business Code of Conduct; (ii) the failure by the Employee to meet any requirement reasonably imposed upon such employee by the Company as a condition of continued employment; (iii) the violation by the Employee of any federal, state or local law or regulation; (iv) the commission by the Employee of an act of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty; (v) the failure by the Employee to perform consistently the duties of the position held by such employee in a manner which satisfies the expectations of the Company after such Employee has been provided written notice of performance deficiencies and a reasonable opportunity to correct those deficiencies; or (vi) the dereliction or neglect by the Employee in the performance of such employee’s job duties.
VII.
     Sections 7 through 19 of the Performance Unit Award Agreement dated January 3, 2006 are hereby renumbered as Sections 8 through 20, respectively.
VIII.
     Sections 7 through 20 of the Performance Unit Award Agreement dated January 3, 2007 are hereby renumbered as Sections 8 through 21, respectively.
IX.
     A new Section 7 shall be added to the Agreement and shall read as follows:
     7. Change in Control.
     (a) Change in Control Payment. Anything to the contrary notwithstanding, in the event a Change in Control, as that term is defined in the Plan, of the Company shall occur, then a benefit payment (the “CIC Payment”) shall be made to the Employee within five business days following the occurrence of the Change in Control. The CIC Payment shall be equal to the product of the number of Units then covered under this Agreement and the greatest of (i) the product of an Earned Percentage of 100% (Target) and the fair market value of one share of the Common Stock, as calculated pursuant to Section 14 of the Plan, as of the date of the Change in Control or (ii) the quotient of the Benefit Amount most recently paid to the Employee pursuant to a Performance Unit Award Agreement between the Company and the Employee (the “Recent PUP Award”) and the number of Units granted to the Employee under the Recent PUP Award. The amount of such CIC Payment shall be reduced by multiplying such amount by a fraction, the numerator of which shall be the number of months (rounded upward to the nearest month) of employment that the Employee has completed with the Company during the Term up to the date of the Change in Control and the denominator shall be 36.
     (b) Termination of Employment Payment. If the Employee’s employment with the Company terminates, other than for “cause” as defined in this Section 7(b), during the Term as a result of a Change in Control, then an additional benefit payment (the “Termination Payment”) shall be made to the Employee within five business days following the termination of employment. The Termination Payment shall be equal to the unreduced CIC Payment as calculated in Section 7(a) less the CIC Payment made or to be made to the Employee as provided in Section 7(a). For the purpose of Section 7, “cause” shall mean a termination of employment by the Company due to (i) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company, which failure causes material and demonstrable injury to the Company

(other than any such failure resulting from the Employee’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Employee which specifically identifies the manner in which the Employee has not substantially performed the Employee’s duties, and after the Employee has been given a period of at least thirty (30) days to correct the Employee’s performance, or (ii) the willful engaging by the Employee in other gross misconduct materially and demonstrably injurious to the Company. For purposes of the foregoing definition of “cause”, no act, or failure to act, on the Employee’s part shall be considered “willful” unless conclusively demonstrated to have been done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interests of the Company.
     (c) Other. Notwithstanding the foregoing, in no event shall the Employee be required to refund to the Company, or have offset against any other payment due the Employee from or on behalf of the Company, all or any portion of a CIC Payment or Termination Payment.
IX.
     Section 21 of the Performance Unit Award Agreement dated January 3, 2007 is hereby deleted and the following inserted in lieu thereof:
21.	409A Compliance. Notwithstanding any provisions of the Plan or this Agreement to the contrary and, to the extent applicable, the Plan and this Agreement shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan or this Agreement) in such a manner so as to comply with the provisions of Section 409A of the Internal Revenue Code, as amended, and any related Internal Revenue Service guidance promulgated thereunder, including, if required, delayed distribution of the benefit payment for six months following separation from service for any specified employee as defined under Section 409A.
     IN WITNESS WHEREOF, the parties agree to the terms and conditions stated herein by signing and returning to the Company the attached copy hereof.

GOODRICH CORPORATION
By:
Vice President

Accepted by:

(Employee’s name)

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